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TELSTRA CORPORATION LIMITED

(A.C.N. 051 775 556)

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY ~~RECEIPTS~~SHARES

Deposit Agreement

Dated as of November 25, 1997

As Amended and Restated as of August 23, 1999

As Further Amended and Restated as of October 15, 1999

As Further Amended and Restated as of ____________, 2007

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ARTICLE 1.

DEFINITIONS.

1

SECTION 1.01

AMERICAN DEPOSITARY SHARES.

2

SECTION 1.02

BENEFICIAL OWNER.

2

SECTION 1.03

COMMISSION.

2

SECTION 1.04

CUSTODIAN.

2

SECTION 1.05

DEPOSIT AGREEMENT.

2

SECTION 1.06

DEPOSITARY; CORPORATE TRUST OFFICE.

3

SECTION 1.07

DEPOSITED SECURITIES.

3

SECTION 1.08

DOLLARS; AUSTRALIAN DOLLARS; A$.

3

SECTION 1.09

FOREIGN CURRENCY.

3

SECTION 1.10

INTERIM DEPOSIT AGREEMENT.

3

SECTION 1.11

ISSUER.

4

SECTION 1.12

RECEIPTS; OUTSTANDING.

4

SECTION 1.13

RECEIPT REGISTER

4

SECTION 1.14

REGISTRAR.

4

SECTION 1.15

OWNER.

4

SECTION 1.16

SECURITIES ACT.

5

SECTION 1.17

SECURITIES EXCHANGE ACT.

5

SECTION 1.18

SHARES; CERTIFICATES.

5

SECTION 1.19

TRUST DEED, TRUSTEE AND INSTALMENT RECEIPT.

5

SECTION 1.20

UNITED STATES.

5

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

5

SECTION 2.01

FORM AND TRANSFERABILITY OF RECEIPTS.

5

SECTION 2.02

DEPOSIT OF SHARES.

8

SECTION 2.03

EXECUTION AND DELIVERY OF RECEIPTS.

10

SECTION 2.04

TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS.

11

SECTION 2.05

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

12

SECTION 2.06

LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES.

13

SECTION 2.07

MUTILATED, DESTROYED, LOST OR STOLEN RECEIPTS.

15

SECTION 2.08

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

15

SECTION 2.09

PRE-RELEASE OF SHARES.

15

SECTION 2.10

MAINTENANCE OF RECORDS.

17

Section 2.11

Uncertificated American Depositary Shares; DTC Direct Registration System.

17

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

~~17~~19

SECTION 3.01

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

~~17~~19

SECTION 3.02

LIABILITY OF OWNERS AND BENEFICIAL OWNERS FOR TAXES.

~~18~~20

SECTION 3.03

REPRESENTATIONS AND WARRANTIES ON DEPOSIT, TRANSFER AND SURRENDER AND WITHDRAWAL OF SHARES OR RECEIPTS.

~~18~~21

SECTION 3.04

DISCLOSURE OF INTERESTS.

~~19~~21

SECTION 3.05

OWNERSHIP RESTRICTIONS.

~~19~~22

ARTICLE 4.

THE DEPOSITED SECURITIES.

~~21~~23

SECTION 4.01

CASH DISTRIBUTIONS.

~~21~~23

SECTION 4.02

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

~~22~~24

SECTION 4.03

DISTRIBUTIONS IN SHARES.

~~23~~25

SECTION 4.04

RIGHTS.

~~24~~26

SECTION 4.05

CONVERSION OF FOREIGN CURRENCY.

~~26~~28

SECTION 4.06

FIXING OF RECORD DATE.

~~27~~30

SECTION 4.07

VOTING OF DEPOSITED SECURITIES.

~~28~~30

SECTION 4.08

CHANGES AFFECTING DEPOSITED SECURITIES.

~~30~~32

SECTION 4.09

REPORTS.

~~30~~32

SECTION 4.10

LISTS OF RECEIPT OWNERS.

~~30~~33

SECTION 4.11

WITHHOLDING.

~~31~~33

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

~~32~~34

SECTION 5.01

MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY.

~~32~~34

SECTION 5.02

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE ISSUER.

~~33~~35

SECTION 5.03

OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

~~34~~36

SECTION 5.04

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY.

~~35~~37

SECTION 5.05

THE CUSTODIANS.

~~36~~38

SECTION 5.06

NOTICES AND REPORTS.

~~37~~39

SECTION 5.07

ISSUANCE OF ADDITIONAL SHARES, ETC.

~~38~~40

SECTION 5.08

INDEMNIFICATION.

~~38~~40

SECTION 5.09

CHARGES OF DEPOSITARY.

~~39~~41

SECTION 5.10

RETENTION OF DEPOSITARY DOCUMENTS.

~~40~~43

SECTION 5.11

EXCLUSIVITY

~~40~~43

~~Section 5.12~~

~~Available Information.~~

~~41~~

ARTICLE 6.

AMENDMENT AND TERMINATION.

~~41~~43

SECTION 6.01

AMENDMENT.

~~41~~43

SECTION 6.02

TERMINATION.

~~41~~44

ARTICLE 7.

MISCELLANEOUS.

~~43~~45

SECTION 7.01

COUNTERPARTS.

~~43~~45

SECTION 7.02

NO THIRD PARTY BENEFICIARIES.

~~43~~45

SECTION 7.03

SEVERABILITY.

~~43~~45

SECTION 7.04

HOLDERS AND OWNERS AS PARTIES; BINDING EFFECT.

~~43~~46

SECTION 7.05

NOTICES.

~~43~~46

SECTION 7.06

GOVERNING LAW.

~~44~~47

SECTION 7.07

SURVIVAL.

~~45~~47

SECTION 7.08

ASSIGNMENT.

~~45~~47

SECTION 7.09

COMPLIANCE WITH U.S. SECURITIES LAWS.

~~45~~47

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of November 25, 1997, as amended and restated as of August 23, 1999, as further amended and restated as of October 15, 1999, as further amended and restated as of ___________, 2007, among the TELSTRA CORPORATION LIMITED (A.C.N. 051 775 556) incorporated under the laws of Australia (herein called the Issuer), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners (each as hereinafter defined) from time to time of American Depositary ~~Receipts~~Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Ordinary Shares (herein called Shares) with the Depositary or with the Sydney, New South Wales, Australia office of Commonwealth Bank of Australia (herein called the Custodian), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited, subject to the terms and conditions of this Deposit Agreement, and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.01

American Depositary Shares.

The terms "American Depositary Shares" and "ADSs" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent the amount of Shares specified on the face of the Receipt, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

Section 1.02

Beneficial Owner.

The term "Beneficial Owner" shall mean any person owning any beneficial interest in an Receipt issued hereunder but who is not the Owner of such Receipt.

Section 1.03

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.04

Custodian.

The term "Custodian" shall mean the Sydney, New South Wales, Australia office of ~~Commonwealth~~National Australia Bank ~~of~~, Australia and New Zealand Banking Group, and ANZ Banking Group (NZ) Ltd., as agent of the Depositary for the purposes of this Deposit Agreement, or any successor agent appointed by the Depositary as hereinafter provided.

Section 1.05

Deposit Agreement.

The term " Deposit Agreement" shall mean this amended and restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof and all instruments supplemental hereto.

Section 1.06

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

Section 1.07

Deposited Securities.

The term " Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or a Custodian in respect or in lieu thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

Section 1.08

Dollars; Australian Dollars; A$.

The term "Dollars" shall mean United States dollars or such other currency as is for the time being legal tender in the United States of America.  The term "Australian Dollars" or "A$" shall mean Australian Dollars or such other currency as is for the time being legal tender in the Commonwealth of Australia.

Section 1.09

Foreign Currency.

The term "Foreign Currency" shall mean any currency other than Dollars.

Section 1.10

Interim Deposit Agreement.

The term "Interim Deposit Agreement" shall mean the Deposit Agreement dated as of October 15, 1999 by and among Telstra Corporation Limited, the Commonwealth of Australia, Telstra Instalment Receipt Trustee Limited, the Depositary and Owners and Beneficial Owners of Interim American Depositary Receipts issued thereunder, as the same is amended from time to time in accordance with the provisions thereof and all instruments supplemental thereto.

Section 1.11

Issuer.

The term "Issuer" shall mean Telstra Corporation Limited (A.C.N. 051 775 556), incorporated under the laws of the Commonwealth of Australia, and its successors.

Section 1.12

Receipts; Outstanding.

The term " Receipts" shall mean the American Depositary Receipts, issued hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares as the same may be amended from time to time in accordance with the provisions hereof.  When used with respect to Receipts the term "outstanding" shall mean, as of the date of determination, all Receipts executed and delivered under this Deposit Agreement except (i) Receipts surrendered to the Depositary and cancelled by it and (ii) Receipts in exchange for or in lieu of which other Receipts have been executed and delivered pursuant to this Deposit Agreement.

Section 1.13

Receipt Register

The term " Receipt Register" means, in relation to each Receipt, the books maintained by or on behalf of the Depositary containing the names and the single address of the person to whom the Receipt has been delivered or is deliverable and which record the number of ADSs evidenced by each Receipt and the number of Shares represented thereby.

Section 1.14

Registrar.

The term " Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and to countersign Receipts and transfers of Receipts as herein provided and shall include any co-registrar appointed by the Depositary.

Section 1.15

Owner.

The term "Owner" shall mean the person in whose name an Receipt is registered on the Receipt Register.

Section 1.16

Securities Act.

The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.17

Securities Exchange Act.

The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

Section 1.18

Shares; certificates.

The term "Shares" shall mean Ordinary Shares of the Issuer.  References in this Deposit Agreement to a "certificate" for Shares, or other Deposited Securities shall be deemed to include, in the case of Shares, or other Deposited Securities in book-entry form, other evidence of ownership of such Shares or other Deposited Securities.

Section 1.19

Trust Deed, Trustee and Instalment Receipt.

The term "Trust Deed," "Trustee" and "Instalment Receipt" have the same meaning as provided in the Interim Deposit Agreement.

Section 1.20

United States.

The term "United States" shall, except as otherwise provided in this Deposit Agreement or in the Receipts, mean the United States of America, its territories and possessions, any State of the United States of America, and the District of Columbia.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

Section 2.01

Form and Transferability of Receipts.

Definitive Receipts shall be entitled " American Depositary Receipts" and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if an Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if an Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar, and such execution of any Receipt by manual signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder.  The Depositary shall maintain the Receipt Register on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary and that have been countersigned as set forth above by the manual signature of a duly authorized signatory of the Registrar shall bind the Depositary, notwithstanding that such signatory of the Depositary has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or did not hold such office at the date of such Receipts.

Each Receipt shall, unless the Issuer determines otherwise, have a legend substantially in the form of the following:

"THE HOLDING OF INTERESTS OF VARIOUS TYPES IN SHARES IN TELSTRA CORPORATION LIMITED (INCLUDING INTEREST WHICH MAY ARISE FROM OWNERSHIP OF OR DEALINGS WITH AMERICAN DEPOSITARY SHARES REPRESENTED BY SUCH SHARES) BY NON-AUSTRALIAN CITIZENS WHO ARE RESIDENT OUTSIDE AUSTRALIA (AS WELL AS COMPANIES OR TRUSTEES WHICH ARE DEEMED TO BE NON-AUSTRALIAN IN A VARIETY OF CIRCUMSTANCES) IS RESTRICTED BY THE TELSTRA CORPORATION ACT 1991 OF THE COMMONWEALTH OF AUSTRALIA, AND TELSTRA CORPORATION LIMITED'S CONSTITUTION.  THE DEPOSIT AGREEMENT CONTAINS PROVISIONS DESIGNED TO ASSIST IN ENFORCING COMPLIANCE WITH THOSE LIMITS.  IN PARTICULAR, AMERICAN DEPOSITARY SHARES IN WHICH NON-AUSTRALIANS HAVE INTERESTS MAY BE SUBJECT TO CANCELLATION (WITH THE UNDERLYING SHARES SUBJECT TO COMPULSORY DIVESTMENT) WHERE SUCH NON-AUSTRALIANS, TOGETHER WITH THEIR ASSOCIATES, HAVE INTERESTS IN MORE THAN 5% OF TELSTRA CORPORATION LIMITED SHARES NOT OWNED BY THE COMMONWEALTH OF AUSTRALIA."

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed (including, but not limited to, the New York Stock Exchange) or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise, in each case as the Issuer and the Depositary may agree from time to time.

The Receipts shall be engraved, lithographed or printed, or in such other form as may be agreed upon by the Issuer and the Depositary.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred subject to and in accordance with the terms of this Deposit Agreement, including without limitation Sections 2.04, 2.06 and 3.05, shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that, until an Receipt shall have been transferred on the Receipt Register of the Depositary as provided in Section 2.04, the Issuer and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of an Receipt unless such holder is the Owner thereof.

Section 2.02

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, including Section 3.05, the Depositary and any Custodian may accept Shares for deposit, in each case when such deposit is made by delivery of certificates therefor (or in the case of Shares in book-entry form, other evidence of ownership thereof) to such Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to the Custodian or delivery to such Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to its account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order, from the person depositing such Shares or on whose behalf such Shares are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts, for the number of ADSs representing such deposited Shares, (y) any payments and documents required under this Deposit Agreement and (z) such documentation as the Depositary and the Issuer may require regarding the status of the person or persons by whom or on whose behalf such deposit is made and certain other matters.

No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in the Commonwealth of Australia, if any, which is then performing the function of the regulation of currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares) are closed, shall also be accompanied by (a) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the appropriate Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (b) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the relevant Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of such Custodian or its nominee.

At the request, risk and expense of any person proposing to deposit Shares or evidence of rights to receive Shares, and for the account of such person, the Depositary may receive certificates for Shares (or in the case of Shares in book-entry form, other evidence of ownership thereof) to be deposited or evidence that irrevocable instructions have been given to cause the transfer of such Shares to the account of any Custodian, together with the other instruments herein specified, for the purpose of forwarding such Share certificates (or in the case of Shares in book-entry form, other evidence of ownership thereof), orders, instruments and evidence to a Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares (or in the case of Shares in book-entry form, other evidence of ownership thereof) or other Deposited Securities to be deposited hereunder, together with the other documents above specified, if any, such Custodian shall, as soon as registration of transfer can be accomplished, present such certificate or certificates (or in the case of Shares in book-entry form, such other evidence of ownership thereof) to the appointed agent of the Issuer for registration of transfer of Shares, for registration of transfer of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

No deposit of Shares hereunder shall be effective until Commonwealth Custodial Services Limited or such other person as the Depositary (with the approval of the Issuer) may appoint (as the nominee of the Depositary or the nominee of the Custodian), becomes registered as the holder of such Shares.

The Depositary and the Custodian may refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Issuer has restricted transfer of such Shares to comply with any ownership restrictions referred to in Section 3.05 or pursuant to any requirement of law or of any government or governmental body or commission.  The Issuer shall notify the Depositary and each Custodian in writing with respect to any such restrictions on transfer of the Shares for deposit hereunder or transfer of Shares to any Owner.

The Depositary agrees to instruct the Custodian to register all Shares in the name of Commonwealth Custodian Services Limited or such other nominees of the Custodian as the Issuer shall approve and to place all Shares accepted for deposit under this Deposit Agreement into segregated accounts separate from any Shares that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.  Upon each delivery to a Custodian of Shares or other Deposited Securities to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, such Custodian shall, as soon as is practicable, obtain confirmation of the recordation of transfer of such Shares (or other Deposited Securities) in the name of the Custodian or its nominee at the cost and expense of the person making the deposit (or for whose benefit such deposit is made).

Section 2.03

Execution and Delivery of Receipts.

Upon receipt by any Custodian of deposit pursuant to Section 2.02, together with delivery of the other documents specified therein and in Section 2.06, the Custodian shall, subject to any delays as the Custodian and the Depositary determine to be necessary or appropriate to comply with the ownership restrictions described in Section 3.05, notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts for ADSs are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter, first class airmail postage prepaid or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.

Upon receiving such notice from the Custodian, the Depositary or its agent, subject to this Deposit Agreement, including Section 3.05, shall adjust the Receipt Register to reflect such deposit and execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of ADSs to which such person or persons are entitled, but, in either case, (A) only upon payment to the Depositary or Custodian of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares and (B) subject to the other terms of this Deposit Agreement, including Section 3.05, and of the Deposited Securities.

The Depositary shall deliver a confirmation regarding the deposit of such Shares and the issuance of a Receipt or Receipts to the person or persons to whom such Receipt or Receipts are delivered, such confirmation to contain, inter alia, a notice with respect to such Receipts and the American Depositary Shares evidenced by such Receipt or Receipts substantially in the form of the legend set out in Section 2.01.

Section 2.04

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, including Section 3.05, shall, without unreasonable delay, register transfers of Receipts in the Receipt Register from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer (including the due execution and completion of any endorsements appearing thereon relating to compliance with restrictions applicable to the transfer thereof), and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts, evidencing the same aggregate number of American Depositary Shares as were evidenced by the Receipt surrendered, and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications and agreements by such person as the Depositary and the Issuer may require in order to comply with applicable laws.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of an Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as were evidenced by the Receipt or Receipts surrendered.  The Receipt or Receipts executed and delivered upon any such transfer, split-up or combination shall bear the legend set out in Section 2.01.

The Depositary at its expense may, with the approval of the Issuer, which approval shall not be unreasonably withheld, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Each co-transfer agent appointed under this Section 2.04 shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

Section 2.05

Surrender of Receipts and Withdrawal of Shares.

Subject to the terms and conditions of this Deposit Agreement, upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt together with receipt of payment of all fees, taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt acting for itself or on behalf of the Beneficial Owner, as the case may be, shall be entitled to delivery, to him or upon his order, of the number of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest.  Delivery of such Deposited Securities may be made by the delivery of certificates (or in the case of Deposited Securities in book-entry form, other evidence of ownership thereof) to such Owner or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.  The Depositary shall confirm receipt of any instructions regarding withdrawal of a Deposited Security and shall include in its confirmation a notice substantially in the form of the legend set out in Section 2.01.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary requires, the Owner thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the Sydney, New South Wales, Australia office of such Custodian, subject to this Section 2.05 and Sections 2.06, 3.01, 3.02 and 3.05, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required and as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

Section 2.06

Limitations on Execution and Delivery, Transfer and Surrender of Receipts and Withdrawal of Deposited Securities.

(a)

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or, subject to the terms of Section 7.09 of this Deposit Agreement, surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or a Custodian may, and upon a written request from the Issuer shall, require (i) payment from the depositor of Shares or the presenter of the Receipt or the presenter of written instructions of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document required to be or actually delivered to the Depositary in connection with this Deposit Agreement, (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal or sale of Deposited Securities, including those referred to by Section 3.05, (iv) delivery of such certificates as the Issuer may from time to time specify in writing to the Depositary to assure compliance with the Securities Act and rules and regulations thereunder and (v) compliance with any restrictions the Depositary may establish consistent with the provisions of this Deposit Agreement.

(b)

After consultation with the Issuer, the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or their split-up or combination may be suspended generally or refused in particular instances, during any period when the transfer books of the Depositary or the Issuer are closed or if any such action is deemed necessary or advisable by the Issuer or the Depositary at any time or from time to time (i) because of any requirement of law or of any government or governmental body or commission, including those referred to by Section 3.05, or (ii) under any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, or (iii) for any other reason determined in good faith.  With the consent of the Issuer, which consent shall not be unreasonably withheld, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or, subject to the terms of this Deposit Agreement, the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Issuer at any time or from time to time (i) because of any requirement of law or of any government or governmental body or commission, including those referred to by Section 3.05, or (ii) under any provision of this Deposit Agreement, including those referred to by Section 3.05, or the provisions of or governing Deposited Securities, or (iii) for any other reason determined in good faith.

(c)

The Depositary will comply with written instructions of the Issuer (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate compliance with the requirements of law or of any government or governmental body or commission, including those referred to in Section 3.05 and the securities laws of the United States and other jurisdictions.

Section 2.07

Mutilated, Destroyed, Lost or Stolen Receipts.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Owner thereof (i) filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and (ii) satisfying any other reasonable requirements imposed by the Depositary.

Section 2.08

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.  The Depositary is authorized to destroy Receipts so cancelled.  ADSs shall be deemed cancelled when the Deposited Securities they represent are withdrawn from deposit hereunder.

Section 2.09

Pre-Release of American Depositary Shares.

The Depositary may issue Receipts against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

Section 2.10

Maintenance of Records.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

Section 2.11

Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

Section 3.01

Filing Proofs, Certificates and other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt or a beneficial interest therein may be required from time to time to file such proof of citizenship or residence, evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Issuer's Constitution, any relevant laws of the Commonwealth of Australia (including the Telstra Corporation Act 1991, as amended (the "Telstra Act"), exchange control approval, or such information relating to the registration on the books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary or the Issuer may deem necessary or proper.  The Depositary may, and shall if requested by the Issuer, subject to the provisions of Section 2.06, (a) withhold the delivery or registration of transfer of any Receipt or a beneficial interest therein or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities or (b) refuse to vote Deposited Securities in accordance with instructions received from the Owner or Beneficial Owner pursuant to Section 4.07, in each case until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

The Depositary shall provide the Issuer in a timely manner with copies of any information or other material which it receives pursuant to this Section.  Each Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this Section 3.01.

Section 3.02

Liability of Owners and Beneficial Owners for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or beneficial interest therein, any American Depositary Share or any Deposited Securities represented by any American Depositary Share evidenced by any Receipt or beneficial interest therein, or the deposit, transfer or withdrawal thereof, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner, as the case may be, of such Receipt or such beneficial interest to the Depositary.  The Depositary may refuse, and the Issuer shall be under no obligation, to effect any transfer of such Receipt or beneficial interest therein or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced thereby, as the case may be, until such payment is made, and may withhold any dividends or other distributions or rights or, after attempting by reasonable means to notify such Owner or Beneficial Owner, may sell for the account of the Owner or Beneficial Owner thereof, as the case may be, any part or all of the Deposited Securities represented by American Depositary Shares evidenced by such Receipt or beneficial interest therein, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner or Beneficial Owner of such Receipt or such beneficial interest remaining liable for any deficiency.

Section 3.03

Representations and Warranties on Deposit, Transfer and Surrender and Withdrawal of Shares or Receipts.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor (or in the case of Shares in book-entry form, other evidence of ownership thereof) are validly issued and fully paid and that the person making such deposit is duly authorized so to do and directly or indirectly, controlling, controlled by or under common control with the Issuer.  Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of Receipts or adjustments in the Depositary's records in respect thereof.  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant and agree that it is in compliance, and shall at all times comply, with the Telstra Act and the Issuer's Constitution with respect to all ADSs, Receipts and Deposited Securities.

Each person depositing or withdrawing Shares will be deemed to represent that it understands that the Receipts and the underlying Shares, unless otherwise agreed by the Issuer and the Depositary, will bear a legend substantially to the effect set out in Section 2.01.  Such acknowledgments, representations, warranties and agreements shall survive any such purchase, deposit, surrender or withdrawal.

Section 3.04

Disclosure of Interests.

The Issuer and the Depositary may from time to time request Owners or Beneficial Owners or former Owners or Beneficial Owners to provide information as to the capacity in which such Owners or Beneficial Owners hold or held Receipts or beneficial interests therein and regarding the identity of any other persons then or previously interested in such Receipts or beneficial interests therein and the nature of such interest and regarding any other matters relevant to the ownership restrictions contained or referred to in any applicable rules or procedures under the Issuer's Constitution (such rules or procedures, being referred to herein as "Rules") and various other matters.  Each such Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this Section 3.04 whether or not still an Owner or Beneficial Owner at the time of such request.  The Depositary agrees to comply with reasonable written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owners and Beneficial Owners and to forward to the Issuer any such responses to such requests received by the Depositary.

Section 3.05

Ownership Restrictions.

The Issuer may restrict transfers of the Shares where such transfer might result in a breach of the Issuer's Constitution or applicable law (including the Telstra Act).  The Issuer may also restrict (or require that the Depositary restrict), in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in a breach of the American Depositary Shares beneficially owned by a single Owner or Beneficial Owner exceeding the limits set forth in the Issuer's Constitution or under any applicable law, including, without limitation, the provisions of the Telstra Act and the Issuer's Constitution restricting the number of Shares, among other interests, in which any foreign person and its associates (as defined in the Telstra Act) can hold in the Issuer.  The Issuer may, in its sole discretion, instruct the Depositary to take action, including selling Shares, with respect to the ownership interest of any Owner with respect to the limitation set forth in the preceding sentence, including but not limited to, a mandatory cancellation of American Depositary Shares registered in the name of such Owner that represent the number of Deposited Securities that have been disposed of or transferred by the Issuer in accordance with the Issuer's Constitution.  The Depositary shall use its reasonable efforts to effectuate such instructions from the Issuer.  The Depositary and the Custodian shall have no liability to any Owner or Beneficial Owner with respect to any actions taken or omitted to be taken by the Depositary or the Custodian in good faith in accordance with any instructions given by the Issuer under this Section 3.05.

Notwithstanding any other provision of this Deposit Agreement, including Articles 2 and 5 hereof, (a) the Depositary shall not issue any Receipts in connection with any deposit of Shares pursuant to Section 2.02 where with respect to such deposit of Shares any Disposal Notice would become issuable under the Issuer's Constitution and/or the Telstra Act for purposes of enforcing compliance with the foreign ownership restrictions of the Telstra Act and (b) in the event any Receipt is issued in breach of clause (a), the Depositary shall take, and shall bear all costs and suffer all losses in connection with, notwithstanding the provisions of Section 5.08, all action was not issuable with respect to the relevant Shares, that the Issuer may deem necessary or appropriate to (i) cure such breach, including itself purchasing and surrendering for cancellation the relevant number of Receipts and disposing of the underlying Shares, or where the relevant Receipts remain registered in the name of the person to whom they were issued in breach of clause (a), re-transferring the relevant Receipts to that person and canceling such Receipts, (and may not, in taking any such action, take any step which, under the Rules, would only be permitted if a Disposal Notice was not issuable with respect to the relevant Shares, or (ii) otherwise to ensure compliance with the requirements of the Issuer's Constitution and/or the Telstra Act for purposes of enforcing compliance with the foreign ownership restrictions of the Telstra Act, provided, that the Depositary shall be entitled to rely in complying with the foregoing clause (a), and the Depositary shall not be liable pursuant to the foregoing clause (b), where it has acted in good faith in reliance on information provided by the Issuer (or the appointed agent of the issuer for transfer and registration of Shares) as to whether a Disposal Notice is issuable with respect to any deposit of Shares.

ARTICLE 4.

THE DEPOSITED SECURITIES.

Section 4.01

Cash Distributions.

Whenever the Depositary or any Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09) to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer, the Depositary or any Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Issuer will remit to the appropriate governmental agency in the Commonwealth of Australia all amounts withheld, if any, pursuant to Section 3.02 or otherwise and owing to such agency.  The Depositary will forward to the Issuer such information from its records as the Issuer may reasonably request to enable the Issuer to file necessary reports with governmental agencies, and either the Depositary (with the consent of the Issuer, which consent shall not be unreasonably withheld) or the Issuer may file any such reports necessary to obtain benefits under any applicable tax treaties for the Owners of Receipts.

Payments in Dollars in respect of any Receipt will be made by the Depositary, subject to applicable laws and regulations, by check drawn upon a bank in The City of New York.

Section 4.02

Distributions Other Than Cash, Shares or Rights.

Whenever the Depositary or any Custodian shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it or such Custodian to be distributed to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to such Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, if permitted by and subject to applicable laws, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds (net of expenses, taxes and fees as provided in Section 4.05, 4.11 and 5.09) of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary shall adopt.

Section 4.03

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon prior consultation with and approval of the Issuer, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto as of the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charges as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09; provided, however, that if for any reason (including any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Owners of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purposes of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds (net of expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09) of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  Each beneficial owner of Receipts or Shares so distributed shall be deemed to have agreed that such Receipts and Shares may not be offered, sold, pledged or otherwise transferred except in compliance with the Issuer's Constitution or in the form of legend set forth in Section 2.01 hereof.   The Depositary may withhold any distribution of Receipts under this Section 4.03 if it has not received satisfactory assurances from the Issuer that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act.

Section 4.04

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds (net of expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09) available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Issuer, take the following actions (in each case after deduction for expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09 and subject to the terms and conditions of this Deposit Agreement), as applicable: (i) if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary shall distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate; (ii) if the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, it shall use reasonable efforts to sell in its discretion the rights or warrants or other instruments, if a market therefor is available, at a public or private sale, at such place or places and upon such terms as the Depositary may deem proper in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available or whose rights represented by such warrants or other instruments appear to be about to lapse, and allocate the net proceeds of such sales (net of expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise; or (iii) if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible, the Depositary may, upon provision of any documents, statements or certifications that it and the Issuer may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof to be sold under Regulation S or to be resold under Rule 144A to, or privately placed with, those Owners or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.

Any Shares obtained through the exercise of rights to subscribe made available or exercised as set forth in this Section 4.04 will be deposited with the Depositary and, subject to the terms of this Deposit Agreement, Receipts evidencing additional ADSs representing the Shares so deposited will be distributed to the relevant Owners as reflected in the records of the Depositary.

If registration under the Securities Act (or any other applicable law) of the securities to which any rights relate is required in order for the Issuer to offer such rights to Owners and sell the securities represented by such rights, the Issuer and the Depositary will not be required to offer such rights to the Owners under any circumstances.  The Depositary will not offer any such rights to Owners, unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act (or such other applicable law).  Nothing in this Section 4.04 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Issuer to file a registration statement under the Securities Act or otherwise register such rights or securities under any other applicable laws for any purpose.

Section 4.05

Conversion of Foreign Currency.

Whenever the Depositary or any Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as soon as possible after receipt, convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars (provided that, unless otherwise required by law, the Depositary will convert such cash dividends or other cash distributions at the market exchange rate, if available), and such Dollars (net of any conversion expenses of the Depositary) shall be distributed to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06, or if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable, provided, however, that the Issuer shall not be obligated to make any such filings.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.  If the Depositary holds such balance for the accounts of the Owners it shall distribute to such Owners appropriate warrants or other instruments evidencing their rights to receive such balance.

Section 4.06

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall find it necessary or convenient for any other purpose, the Depositary shall fix a record date which shall, insofar as is reasonably practicable, be the same date as the business day in New York immediately preceding the record date established by the Issuer, or if different from the business day in New York immediately preceding the record date fixed by the Issuer, shall be the earliest business day thereafter as is reasonably practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) entitled to act in respect of any other such matter or (b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give instructions for the exercise of voting rights at such meeting as provided in Section 4.07 and to exercise the rights of Owners hereunder with respect to such changed number of Shares and to act in respect of any other such matter.

Section 4.07

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable after the fixing of a record date for determining the Owners of Receipts entitled to give instructions for the exercise of voting rights as provided in Section 4.06, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Constitution of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective American Depositary Shares, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Issuer.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the number of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with the Owner's instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given or (y) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

The Issuer shall be under no obligation to verify instructions received from Owners and voted upon by the Depositary.

Section 4.08

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall, if permitted by applicable law (including any registration requirements under the Securities Act), be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive new Deposited Securities so received in exchange or conversion.  In the event that any such securities received by the Depositary or any Custodian may not be treated as Deposited Securities represented by the ADSs, the Depositary will have discretion, after consultation with the Issuer, as to the disposition of such securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section 4.08 in respect of Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.

Section 4.09

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also send to the Owners copies of such reports when furnished by the Issuer pursuant to Section 5.06.

Section 4.10

Lists of Receipt Owners.

Promptly upon request by the Issuer, the Depositary shall furnish to it a (a) list, as of a recent date, of the names, addresses and holdings of American Depositary Shares and the number of Shares to which such holdings relate by all persons in whose names Receipts are registered on the books of the Depositary and (b) a report prepared from a survey conducted by an outside source retained by the Depositary for such purpose containing the information referred to in (a) above with respect to the Beneficial Owners of Receipts.  The Issuer shall be entitled to rely upon the accuracy and authenticity of any such lists.  Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Deposit Agreement shall be made available to the Issuer upon reasonable request.

Section 4.11

Withholding.

In the event that the Depositary determines that any distribution of property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, if permitted, and subject to applicable law and the Issuer's Constitution, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, and the Depositary shall if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with any applicable law, distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.  The Issuer, or the Depositary or its agent, as appropriate, shall remit to appropriate governmental authorities and agencies in the Commonwealth of Australia all amounts, if any, withheld and owing to such authorities and agencies by the Issuer or the Depositary.  The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.

The Depositary or its agent shall forward to the Issuer such information from its records as the Issuer may reasonably request to enable the Issuer to file necessary reports with governmental authorities and agencies.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

Section 5.01

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.  If necessary, the Depositary or its agent agrees to register as a foreign nominee for the purposes of this Deposit Agreement pursuant to Australian Law.

The Depositary shall keep the Receipt Register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

In determining the obligations of Owners of Receipts pursuant to this Deposit Agreement, the Issuer shall be entitled, without further checking, to rely upon the Receipt Register.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the written request of the Issuer.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States (including, but not limited to, the New York Stock Exchange), the Depositary shall act as Registrar or, with the approval of the Issuer, which approval shall not be unreasonably withheld, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges or system.  Such Registrar or co-registrars shall be removed only upon the request or with the approval of the Issuer.  Each Registrar and co-registrar appointed under this Section 5.01 shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement and the Trust Deed.

The Issuer shall have the right, at all reasonable times, to inspect transfer and registration records of the Depositary, the Registrar and any co-transfer agents or co-registrars and to require such parties to supply copies of such portions of their records as the Issuer may reasonably request.

Section 5.02

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act) shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, the Commonwealth of Australia or any other country, or of any governmental or regulatory authority or stock exchange, including, but not limited to, the New York Stock Exchange, or by reason of any provision, present or future, of the Constitution of the Issuer, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, employees, agents or controlling persons shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their directors, employees, agents or controlling persons incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, or for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of the Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders, or for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Section 5.03

Obligations of the Depositary, the Custodians and the Issuer.

Notwithstanding anything herein contained, the Issuer and its directors, employees, agents and controlling persons assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owners or Beneficial Owners of Receipts ~~or beneficial interests therein, other than that they shall act in good faith and use their best judgment in performing their~~except that the Issuer agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary, its directors, employees, agents and controlling persons assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owners or Beneficial Owners of Receipts ~~or beneficial interests therein~~ (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), ~~other than that they shall act in good faith and use their best judgment in performing their~~except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or any American Depositary Shares or in respect of the Receipts, which in its respective opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may reasonably be required, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.

Neither the Depositary nor the Issuer, nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act) shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary and the Issuer and their directors, employees, agents and controlling persons may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith and in accordance with the terms of this Deposit Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary ~~exercised its best judgment and good~~performed its obligations without negligence or bad faith while it acted as Depositary.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

Section 5.04

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.05

The Custodians.

The ~~Depositary has appointed the Sydney, New South Wales, Australia office of Commonwealth Bank of Australia as custodian and agent of the Depositary for the purposes of this Deposit Agreement.  Each Custodian or its successors in acting hereunder~~Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary undertakes to procure compliance by each Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall (with the consent of the Issuer, which consent shall not be unreasonably withheld), promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary determines that it is in the best interest of the Owners to do so, it may (with the consent of the Issuer, which consent shall not be unreasonably withheld) appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians together with all records maintained by it as Custodian with respect to the Deposited Securities.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary and the Issuer.  The Depositary shall at its own expense, immediately upon any change, give notice in writing to all Owners of the name, location and the appointment of any Custodian not named in the Receipts.

The Depositary and the Issuer agree to use their best efforts hereunder to maintain the same entity as the Custodian hereunder and as custodian under the Deposit Agreement.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.06

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodians a copy of the notice thereof in the form given or to be given to holders of Shares or Shares represented by Shares or other Deposited Securities.

The Issuer will arrange for the prompt transmittal by the Issuer to the Depositary or the Custodians of such notices and any other reports and communications which are made generally available by the Issuer to holders of Shares.  The Depositary will arrange for the mailing of copies of such notices, reports and communications to all Owners or, at the reasonable request of the Issuer, make copies thereof available to all Owners in the same manner as the Issuer makes such documents generally available to holders of Shares, or on such other basis as the Issuer may advise the Depositary as being required by any law or regulation or any requirement of any stock exchange to which the Issuer may be subject.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications as may reasonably be requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

Section 5.07

Issuance of Additional Shares, etc.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with, the Issuer will at any time deposit any Shares, unless a registration statement is in effect as to such Shares under the Securities Act, or unless the Issuer provides to the Depositary evidence satisfactory to the Depositary that no registration in respect of such Shares is required under the Securities Act.  Nothing in this Section 5.07 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Issuer or the Depositary to file a registration statement in respect of any such securities or rights.

Section 5.08

Indemnification.

Subject to the provisions of Section 3.05, the Issuer agrees to indemnify the Depositary and each Custodian, their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of ~~any~~either of them ~~or failure of any of them to act in good faith~~, or (ii) by the Issuer or any of its directors, employees, agents and affiliates, except to the extent that such liability or expense arises out of information relating to the Depositary or to any Custodian, as the case may be, furnished in a signed writing to the Issuer by the Depositary expressly for use in any document relating to the Receipts evidencing the ADSs.

Subject to the provisions of Section 3.05, the Depositary agrees to indemnify the Issuer, and its directors, employees, agents and affiliates and hold each of them harmless from any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, any Registrar or any duly appointed Custodian or its nominee or their respective directors, employees, agents and affiliates due to ~~the~~their negligence ~~of any of them or failure of any of them to act in good~~or bad faith.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Section 5.09

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only as provided in agreements in writing between the Depositary and the Issuer in effect from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer at least once every three months.  The charges and expenses of the Custodians are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering ~~Receipts~~American Depositary Shares or to whom ~~Receipts~~American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or ~~the Issuer or~~ an exchange of stock regarding the ~~Receipts~~American Depositary Shares or Deposited Securities or a ~~distribution of Receipts~~delivery of American Depositary Shares pursuant to Section 4.03), or by ~~the Owner~~Owners, as~~,~~ applicable:  (1) taxes and other governmental charges ~~relating to the ADSs, Shares or Deposited Securities or the deposit, transfer or withdrawal thereof~~, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05, (5) a fee ~~not in excess~~ of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the ~~execution and~~ delivery of ~~Receipts~~American Depositary Shares pursuant to ~~Sections 2.03 or~~Section 2.03, 4.03 or 4.04 (except execution and delivery of Receipts in connection with the payment of the Final Instalment Payment, as defined in the Interim Deposit Agreement~~)~~, and the surrender of ~~Receipts~~American Depositary Shares pursuant to Section ~~2.05, and~~2.05 or 6.02, (6) a fee ~~not in excess~~ of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to ~~the~~this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, ~~other than distribution of cash dividends.~~ (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause 9 below; provided, however, that no fee will be assessed under this clause 8 if a fee of $.02 was charged pursuant to clause 6 above during that calendar year and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

Section 5.10

Retention of Depositary Documents.

The Depositary is authorized (with the consent of the Issuer, which consent shall not be unreasonably withheld) to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by governing statutes unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

Section 5.11

Exclusivity

The Issuer agrees not to appoint any other depositary in respect of a depositary receipt facility for issuance of  American Depositary Shares representing Shares other than a successor depositary as provided in Section 5.04 hereof.

~~Section 5.12~~

~~Available Information.~~

~~The Issuer is subject to the reporting requirements of the Securities Exchange Act and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").  Such reports, documents, and information are or will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.~~

ARTICLE 6.

AMENDMENT AND TERMINATION.

Section 6.01

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than the fees and charges of the Depositary, for the issuance of ADRs, transfer and registration fees, charges incurred by the Depositary in the conversion of foreign currency and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or a beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Section 6.02

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 30 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section ~~5.4.~~5.04.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section ~~2.5,~~2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections ~~5.8~~5.08 and ~~5.9~~5.09 hereof.

ARTICLE 7.

MISCELLANEOUS.

Section 7.01

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of an Receipt during business hours.

Section 7.02

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.03

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.04

Holders and Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof, the Shares and the Receipts by acceptance thereof.

Section 7.05

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by registered air mail or facsimile transmission confirmed by letter, addressed to Telstra Corporation Limited, 242 Exhibition Street, Melbourne Victoria 3000, Australia, Attention: Bruce Akhurst, facsimile number 613-9634-2358 or any other address and facsimile number notified by the Issuer.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by registered air mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail (other than registered mail) or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.  Notices sent by registered mail or personally delivered will be deemed to have been duly given on the date on which signed for by or on behalf of the addressee.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.06

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.  It is understood that, notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares and other Deposited Securities, and the obligations and duties of the Issuer in respect of such holders, as such, shall be regulated and governed by the laws of the Commonwealth of Australia, as applicable (or, if applicable, such other law as may govern Deposited Securities).

Section 7.07

Survival.

The provisions of Sections ~~5.08,~~5.08 and 5.09 ~~and 5.12~~ shall survive any termination of this Deposit Agreement.

Section 7.08

Assignment.

This Deposit Agreement may not be assigned by the Selling Shareholder or the Issuer or the Depositary.

Section 7.09

Compliance with U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section IA(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

IN WITNESS WHEREOF, TELSTRA CORPORATION LIMITED and THE BANK OF NEW YORK have each caused this Deposit Agreement to be duly executed by their respective officer thereunto duly authorized, as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or the acquisition of a beneficial interest therein, as the case may be.

TELSTRA CORPORATION LIMITED,

By:__________________________
Name:
Title:

THE BANK OF NEW YORK,
as Depository

By:________________________

Name:

Title: